Exhibit 99.1

VirTra Reports First Quarter 2022 Financial Results

Total Revenue Increased 52% Year-Over-Year, Driving 44% Year-Over-Year Increase in Gross Profit

CHANDLER, Ariz. — August 11, 2022 — VirTra, Inc. (NASDAQ: VTSI) (“VirTra”), a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement and military markets, reported results for the first quarter ended March 31, 2022. The financial statements are available on VirTra’s website and here.

First Quarter 2022 Highlights:

●	Backlog as of March 31, 2022 totaled $21.0 million, up 30% year-over-year
●	Received first order for multiple systems associated with a standing offer VirTra was awarded by the Government of Canada
●	Bookings totaled $6.4 million
●	Working capital surplus of $25.9 million as of March 31, 2022, including cash and cash equivalents of $15.7 million

First Quarter 2022 Financial Summary:

●	Total revenue increased 52% to $6.8 million
●	Gross profit increased 44% to $3.7 million, or 55% of revenue
●	Net income was $577,000
●	Adjusted EBITDA increased 33% to $997,000

First Quarter 2022 Financial Highlights:

	For the Three Months Ended
All figures in millions, except per share data	March 31, 2022	March 31, 2021	% Δ
Total Revenue	$6.8	$4.4	52%

Gross Profit	$3.7	$2.6	44%
Gross Margin	55%	58%	-6%

Net Income (Loss)	$0.6	$0.7	-12%
Diluted EPS	$0.05	$0.08	-38%
Adjusted EBITDA	$1.00	$0.75	33%

Management Commentary

“We started off 2022 continuing our positive momentum from 2021, generating year-over-year revenue and adjusted EBITDA growth of 52% and 33%, respectively, while gross margins expanded from full-year 2021 levels to 55%,” said Bob Ferris, chairman and co-CEO of VirTra. “We realized strong growth in multiple markets with government revenue increasing 38% year-over-year and commercial revenue, which includes the military market, increasing almost five-fold from the prior year period to $1.6 million.

“Backlog grew 30% year-over-year to $21.0 million but declined from our prior quarter record of $23.1 million as we had a strong quarter of deliveries as demonstrated by our revenue growth and was impacted by $1.8 million in budgetary cuts and government de-funding that removed prior bookings. Nonetheless, our sales pipeline remains robust as we continue to pursue attractive growth opportunities, which we expect will be further augmented by our new co-CEO, John Givens, who is actively leveraging his extensive experience and relationships in the military simulation industry to further penetrate this significant market for VirTra.”

First Quarter 2022 Financial Results

Total revenue increased 52% to $6.8 million from $4.4 million in the first quarter of 2021. The increase in total revenue was due to an increase in the number of simulators and accessories completed, delivered and revenue recognized compared to the same period in 2021.

Gross profit increased 44% to $3.7 million (55% of total revenue) from $2.6 million (58% of total revenue) in the first quarter of 2021. The increase in gross profit dollars was due to the increase in total revenue, while the decrease in gross profit margin was due to increased costs and the product mix of systems, accessories and services sold in the period.

Operating expenses increased 48% to $3.0 million from $2.0 million in the first quarter of 2021. The increase in operating expenses was mainly due to increases in payroll, marketing, research and development, and professional services expenses.

Income from operations increased to $711,000 from $564,000 in the first quarter of 2021.

Net income totaled $577,000, or $0.05 per diluted share, compared to $655,000, or $0.08 per diluted share, in the first quarter of 2021.

Adjusted EBITDA increased to $997,000 from $751,000 in the first quarter of 2021.

At March 31, 2022, backlog totaled approximately $21.0 million, compared to $23.1 million at December 31, 2021 and $16.1 million at March 31, 2021.

Cash and cash equivalents totaled $15.7 million at March 31, 2022 compared to $19.7 million at December 31, 2021. The sequential decrease in cash and cash equivalents was primarily due to increases in accounts receivable, inventory and unbilled revenues, partly offset by increases in trade accounts payable, accrued compensation and deferred revenues. Net working capital surplus at March 31, 2022 was $25.9 million, essentially unchanged from December 31, 2021.

Second Quarter 2022 Earnings Release and Conference Call Timing

VirTra plans to release its second quarter 2022 results ended June 30, 2022 on August 19, 2022 before market open. Management will hold a conference call August 19, 2022 at 10:00 a.m. Eastern time (7:00 a.m. Pacific time) to discuss results for the first quarter 2022 and second quarter 2022. VirTra’s chairman and co-CEO, Bob Ferris, co-CEO John Givens and chief accounting officer, Marsha Foxx, will host the call, followed by a question-and-answer period.

U.S. dial-in number: 1-877-407-9208

International number: 1-201-493-6784

Conference code: 13732200

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact VirTra’s IR team at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 1:00 p.m. Eastern time on the same day through September 2, 2022.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 13732200

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators and firearms training simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship, and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

About the Presentation of Adjusted EBITDA

Adjusted earnings before interest, income taxes, depreciation, and amortization and before other non-operating costs and income (“Adjusted EBITDA”) is a non-GAAP financial measure. Adjusted EBITDA also includes non-cash stock option expense and other than temporary impairment loss on investments. Other companies may calculate Adjusted EBITDA differently. VirTra calculates its Adjusted EBITDA to eliminate the impact of certain items it does not consider to be indicative of its performance and its ongoing operations. Adjusted EBITDA is presented herein because management believes the presentation of Adjusted EBITDA provides useful information to VirTra’s investors regarding VirTra’s financial condition and results of operations and because Adjusted EBITDA is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in VirTra’s industry, several of which present a form of Adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of VirTra’s results as reported under accounting principles generally accepted in the United States of America (“GAAP”). Adjusted EBITDA should not be considered as an alternative for net income, cash flows from operating activities and other consolidated income or cash flows statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. A reconciliation of net income to Adjusted EBITDA is provided in the following tables:

	For the Three Months Ended
	March 31,	March 31,	Increase	%
	2022	2021	(Decrease)	Change

Net Income (Loss)	$577,074	$655,163	$(78,089)	-12%
Adjustments:
Provision (Benefit) for income taxes	124,000	(77,163)	201,163	-261%
Depreciation and amortization	215,746	97,290	118,456	122%
EBITDA	$916,820	$675,290	$241,530	36%

Right of use amortization	79,853	76,209	3,644	5%

Adjusted EBITDA	$996,673	$751,499	$245,174	33%

Forward-Looking Statements

The information in this discussion contains forward-looking statements and information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. The forward-looking statements are applicable only as of the date on which they are made, and we do not assume any obligation to update any forward-looking statements. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions, and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. In evaluating these statements, you should specifically consider various factors, uncertainties and risks that could affect our future results or operations. These factors, uncertainties and risks may cause our actual results to differ materially from any forward-looking statement set forth in the reports we file with or furnish to the Securities and Exchange Commission (the “SEC”). You should carefully consider these risk and uncertainties described and other information contained in the reports we file with or furnish to the SEC before making any investment decision with respect to our securities. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Investor Relations Contact:

Matt Glover and Jeff Grampp, CFA

Gateway Group, Inc.

VTSI@gatewayir.com

949-574-3860

VirTra, Inc.

Condensed Balance Sheets

	March 31, 2022	December 31, 2021
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$15,686,234	$19,708,565
Accounts receivable, net	5,139,012	3,896,739
Inventory, net	6,948,061	5,014,924
Unbilled revenue	5,834,406	3,946,446
Prepaid expenses and other current assets	961,278	940,887

Total current assets	34,568,991	33,507,561

Long-term assets:
Property and equipment, net	13,474,263	12,864,766
Operating lease right-of-use asset, net	704,453	784,306
Intangible assets, net	566,159	535,079
Security deposits, long-term	19,712	19,712
Other assets, long-term	376,461	189,734
Deferred tax asset, net	1,737,444	1,674,234

Total long-term assets	16,878,492	16,067,831

Total assets	$51,447,483	$49,575,392

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,342,578	$789,394
Accrued compensation and related costs	932,797	1,062,078
Accrued expenses and other current liabilities	1,172,589	991,744
Note payable, current	235,144	236,291
Operating lease liability, short-term	354,496	347,772
Deferred revenue, short-term	4,680,653	4,135,565

Total current liabilities	8,718,257	7,562,844

Long-term liabilities:
Deferred revenue, long-term	2,245,856	1,992,625
Note payable, long-term	8,222,666	8,280,395
Operating lease liability, long-term	415,260	505,383
Other long term liabilities	5,436	5,436

Total long-term liabilities	10,889,218	10,783,839

Total liabilities	19,607,475	18,346,683

Commitments and contingencies (See Note 9)

Stockholders’ equity:
Preferred stock $0.0001 par value; 2,500,000 authorized; no shares issued or outstanding	-	-
Common stock $0.0001 par value; 50,000,000 shares authorized; 10,809,630 shares issued and outstanding as of March 31, 2022 and 10,807,130 shares issued and outstanding as of December 31, 2021	1,081	1,081
Class A common stock $0.0001 par value; 2,500,000 shares authorized; no shares issued or outstanding	-	-
Class B common stock $0.0001 par value; 7,500,000 shares authorized; no shares issued or outstanding	-	-
Additional paid-in capital	30,957,616	30,923,391
Retained earnings	881,311	304,237

Total stockholders’ equity	31,840,008	31,228,709

Total liabilities and stockholders’ equity	$51,447,483	$49,575,392

VirTra, Inc.

Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2022	March 31, 2021

Revenues:
Net sales	$6,753,228	$4,441,909
Total revenue	6,753,228	4,441,909

Cost of sales	3,066,138	1,873,404

Gross profit	3,687,090	2,568,505

Operating expenses:
General and administrative	2,296,392	1,710,233
Research and development	679,395	294,217

Net operating expense	2,975,787	2,004,450

Income from operations	711,303	564,055

Other income (expense):
Other income	54,323	16,379
Other expense	(64,552)	(2,434)

Net other income (expense)	(10,229)	13,945

Income before provision for income taxes	701,074	578,000

Provision (Benefit) for income taxes	124,000	(77,163)

Net income	$577,074	$655,163

Net income (loss) per common share:
Basic	$0.05	$0.08
Diluted	$0.05	$0.08

Weighted average shares outstanding:
Basic	10,807,269	7,775,212
Diluted	10,850,376	7,835,830

VirTra, Inc.

Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended March 31,
	2022	2021

Cash flows from operating activities:
Net income	$577,074	$655,163
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	215,746	97,290
Right of use amortization	79,853	76,209
Employee stock compensation	26,250	-
Changes in operating assets and liabilities:
Accounts receivable, net	(1,242,273)	(1,271,775)
Inventory, net	(1,933,137)	(675,480)
Unbilled revenue	(1,887,960)	(850,422)
Deferred taxes	(63,210)	-
Prepaid expenses and other current assets	(20,391)	(321,781)
Other assets	(186,727)	-
Security deposits, long-term	-	66,788
Accounts payable and other accrued expenses	603,601	777,457
Operating lease liability	(83,399)	(77,077)
Deferred revenue	798,319	(224,800)

Net cash used in operating activities	(3,116,254)	(1,748,428)

Cash flows from investing activities:
Purchase of intangible assets	(51,644)	(48,205)
Purchase of property and equipment	(804,433)	-

Net cash used in investing activities	(856,077)	(48,205)

Cash flows from financing activities:
Principal payments of debt	(57,975)	-
Stock options exercised	7,975	3,620
Note payable-PPP Loan	-	(8,566)
Net cash used in financing activities	(50,000)	(4,946)

Net decrease in cash and restricted cash	(4,022,331)	(1,801,579)
Cash and restricted cash, beginning of period	19,708,565	6,841,984
Cash and restricted cash, end of period	$15,686,234	$5,040,405